EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 14, 2004 accompanying the consolidated financial statements of Versant Corporation and subsidiaries included in the Annual Report on Form 10-K for the year ended October 31, 2004, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP
San Francisco, CA
May 27, 2005